UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): January 28, 2008

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 28, 2008, Highbury Financial Inc. (“Highbury”) entered into a Share Repurchase Agreement (the “Agreement”) with Potomac Capital Management LLC, as investment manager to certain shareholders of Highbury. Pursuant to the Agreement, Highbury agreed to repurchase 300,372 common shares of Highbury (the “Shares”) for an aggregate purchase price of $1,300,610.76, or $4.33 per Share. The closing of the repurchase of the Shares occurred on January 31, 2008.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1
Share Repurchase Agreement, dated as of January 28, 2008, by and among Highbury Financial Inc. and Potomac Capital Management LLC, as Investment Manager to certain shareholders of Highbury Financial Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President and Chief Financial Officer

Date: February 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1
Share Repurchase Agreement, dated as of January 28, 2008, by and among Highbury Financial Inc. and Potomac Capital Management LLC, as Investment Manager to certain shareholders of Highbury Financial Inc.